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                                                                     Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            ATHENA DIAGNOSTICS, INC.

                  It is hereby certified that:

                                    ARTICLE I

                                      NAME

                  The name of the corporation (hereinafter referred to as the "Corporation") is Athena Diagnostics, Inc.
 -----------

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

                  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be incorporated under the General Corporation Law of the State of Delaware, as from time to time in effect (the "DGCL").
      ----

                                   ARTICLE IV

                                  CAPITAL STOCK

                  Section 1. Authorized Stock. The Corporation shall be
                             ----------------
authorized to issue forty five million (45,000,000) shares of capital stock, of which thirty five million (35,000,000) shares shall be shares of Common Stock, $0.01 par value per share ("Common Stock"), and ten million (10,000,000) shares
                            ------------
shall be shares of Preferred Stock, $0.01 par value per share ("Preferred
                                                                ---------
Stock").
-----

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                                      -2-

                  Section 2. Designation of Preferred Stock Terms. The Preferred
                             ------------------------------------
Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from
                               ---------------------------
time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the designation of the series, which may be by distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

                  (c) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                  (d) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

                  (e) if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which, and the other terms and conditions upon which, the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

                  (f) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

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                                      -3-

                  (g) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                  (h) restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

                  (i) the voting rights and powers, if any, of the holders of hares of the series.

                  Section 3. Powers, Privileges and Rights Pertaining to Capital
                             ---------------------------------------------------
Stock. The powers, privileges and rights pertaining to the Common Stock shall be
-----
subject to the powers, privileges, preferences and rights pertaining to the Preferred Stock and any and all series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by another provision of the certificate of incorporation of the Corporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of Common Stock, as
              --------  -------
such, shall not be entitled to vote on any amendment of the certificate of incorporation of the Corporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to the certificate of incorporation of the Corporation (including any Preferred Stock Designation) or pursuant to the DGCL, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of the certificate of incorporation of the Corporation fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of shares of Preferred Stock (of any series) shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock,

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                                      -4-

without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to another provision of the certificate of incorporation of the Corporation (including any Preferred Stock Designation).

                                    ARTICLE V

                                     BYLAWS

                  Bylaws for the Corporation may be adopted, consistent with law and the provisions of the certificate of incorporation of the Company (including any Preferred Stock Designation), and, once adopted, any Bylaw may be altered or repealed: (i) by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon; provided, however, that, in the case of any such stockholder action at a special
--------  -------
meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board"); provided, however, that any amendment of
                         -----------    --------
the Bylaws by action of the Board of Directors shall require the affirmative vote of a greater number of the directors if so provided by the Bylaws (as from time to time amended and in effect from time to time).

                                   ARTICLE VI

                               STOCKHOLDER ACTION

                  Section 1. Action By Consent In Lieu of a Meeting. Effective
                             --------------------------------------
upon and commencing as of the day following the day on which Elan Corporation plc, an Irish public limited company ("Elan"), or any company that is directly or indirectly controlled by Elan and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Elan shall first cease to be the owner, in the aggregate, of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), and except as
                                              ------------
otherwise provided pursuant to provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                  Section 2. Special Meetings. Effective upon and commencing as
                             ----------------
of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distri-


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                                       -5-


butions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Whole Board and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

                  Section 3. Stockholder Nomination of Director Candidates and
                             -------------------------------------------------
Other Stockholder Proposals. Advance notice of stockholder nominations for the
---------------------------
election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Bylaws of the Corporation (as amended and in effect from time to time).

                                   ARTICLE VII

                               BOARD OF DIRECTORS

                  Section 1. Powers of the Board of Directors. The business and
                             --------------------------------
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

                  Section 2. Number, Election and Term of Office. Except in
                             -----------------------------------
respect of the election of additional directors as otherwise provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, the number of the directors of the Corporation shall be fixed from time to time (and may be changed) exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall not be less than two nor more than twelve; provided, however, that (i) no reduction in the number
                          --------  -------
of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end, and (ii) the Bylaws may provide that the vote of a greater number of the directors may be required for action of the Board of Directors changing the size of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, shall be classified by the Board of Directors, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, with each director to hold office until his or her successor is duty elected and qualified, such classification to be effective upon the date

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                                      -6-

shares of Common Stock are first publicly held. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duty elected and qualified.

                  Section 3.  Written Ballot Not Required.  Unless and except to
                              ---------------------------
the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                  Section 4. Newly Created Directorships and Vacancies. Except
                             -----------------------------------------
for the election of one or more directors as provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation and except as the stockholders shall otherwise be entitled to elect directors as provided by law, newly created directorships resulting from any increase in the number of directors constituting the Board of Directors and any vacancies on the Board of Directors occurring for any reason shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders; provided, however, that the Bylaws may provide that the vote of a
              --------  -------
greater number of the directors may be required for action of the Board of Directors to fill any vacancy on the Board of Directors and may provide that any vacancy on the Board of Directors may be filled by vote of the stockholders. Any director elected to fill a vacancy on the Board of Directors shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director's successor shall have been duty elected and qualified.

                  Section 5. Removal. Subject to the rights of any class of
                             -------
Preferred Stock or series thereof to elect and remove additional directors under specified circumstances, (i) prior to the Trigger Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation ("Voting Stock") then outstanding, voting together as a
                     ------------
single class and, (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

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                                      -7-

                                  ARTICLE VIII

               LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF
                    DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

                  Section 1. Limited Liability of Directors. A director of the
                             ------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Section 1 shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1 would accrue or arise, prior to such amendment or repeal.

                  Section 2.  Indemnification.
                              ---------------
                  (a) Indemnification of Directors, Officers, Employees or
                      ----------------------------------------------------
Agents. Each person who was or is made a party or is threatened to be made a
------
party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal (hereinafter a "Proceeding"), by reason of the fact that such person (or a
                ----------
person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expense and liability (including without limitation, attorneys' fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person's heirs, executors and administrators. The Corporation, by provisions in its Bylaws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the DGCL.

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                                      -8-

                  (b) Advance of Expenses. The Corporation, to the fullest
                      -------------------
extent permitted by the DGCL, may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however,
                                                             --------  -------
that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Section 2 or otherwise. The Corporation, by provisions in its Bylaws or by agreement, may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

                  (c) Non-Exclusivity of Rights. Any right to indemnification
                      -------------------------
and advancement of expenses conferred as permitted by this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of the certificate of incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

                  Section 3. Insurance. The Corporation may maintain insurance,
                             ---------
at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  Section 4. Severability. If any provision or provisions of
                             ------------
this Article shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be con-


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                                       -9-

strued so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the certificate of incorporation of the Corporation, as from time to time in effect, and to add thereto any other provision authorized by the laws of the State of Delaware at the time in force, and, except as may otherwise be explicitly provided by any provision of the certificate of incorporation of the Corporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to the certificate of incorporation of the Corporation in its present form, or as hereafter amended, are granted subject to the right reserved in this Article. Any provision of the certificate of incorporation of the Corporation may be altered, amended or repealed, and any inconsistent provision may be added, by such action (if any) of the Board of Directors and the stockholders, and otherwise in such manner, as is provided by law; provided, however, that, in addition to any other vote of stockholders (if
     --------  -------
any) required by law and notwithstanding that a lower vote (or no vote) of stockholders otherwise would be required, if any provision of the certificate of incorporation of the Corporation other than this Article requires a particular vote of stockholders in order to alter, amend or repeal, or adopt any provision inconsistent with, any provision of the certificate of incorporation of the Corporation, then such vote of stockholders shall be required for such change.

                  ARTICLE X

                             ADDRESS OF INCORPORATOR

                  The name and mailing address of the incorporator are Clifford Cohn, c/o Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005.